Exhibit 99.1

iGATE Corporation Closes Strong 2011

Smooth Integration Drives Margin to 2013 Goal Levels; Largest Single Phase Delivery Center Inaugurated in Bangalore

FREMONT, CA – January 25, 2012

iGATE Corporation (iGATE or the Company) (NASDAQ:IGTE), the first integrated Technology and Operations (iTOPS) company providing Business Outcomes based solutions under the brand iGATE Patni, today announced its financial results for the fourth quarter and year ended December 31, 2011.

Fourth Quarter Highlights

•	Revenues for fourth quarter 2011 were $267.7 million.

•	Compared with $81.0 million in the fourth quarter 2010

•	Compared with $265.7 million in the third quarter 2011

•	Net Income for fourth quarter 2011 was $15.3 million.

•	Compared with $14.7 million in the fourth quarter 2010

•	Compared with $14.3 million in the third quarter 2011

•	Interest expense impacted net income by $17.8 million in the fourth quarter 2011

•	Gross margin was 40.3 % for the fourth quarter 2011.

•	Compared with 42.7% in the fourth quarter 2010

•	Compared with 36.9 % in the third quarter 2011

•	Diluted earnings per share for the fourth quarter 2011 were $0.11 GAAP; $0.27 non-GAAP.

•	Compared with $0.25 GAAP in fourth quarter 2010; $0.34 non-GAAP in fourth quarter 2010

•	Compared with $0.10 GAAP in third quarter 2011; $0.26 non-GAAP in third quarter 2011

•	Adjusted EBITDA was $68.1 million for the fourth quarter 2011.

•	Compared with $23.4 million in the fourth quarter 2010

•	Compared with $55.8 million in the third quarter 2011

•	16 new customers were added during the fourth quarter, including three Fortune 1000 companies.

•	Headcount was at 26,523 employees as of December 31, 2011.

Full Year Highlights

•	Revenues for the year ended December 31, 2011 were $779.6 million.

•	Compared with $280.6 million for the year ended December 31, 2010.

•	Net Income for the year ended December 31, 2011 was $51.5 million.

•	Compared with $51.8 million for the year ended December 31, 2010.

•	Interest expense impacted net income by $50.6 million.

•	Gross margin was 38.0% for the year ended December 31, 2011.

•	Compared with 40.2 % for the year ended December 31, 2010.

•	Diluted earnings per share were $0.38 GAAP; $0.89 non-GAAP.

•	Compared with $0.90 GAAP; $1.08 non-GAAP in the corresponding period in 2010.

•	Adjusted EBITDA was $173.5 million for the year ended December 31, 2011.

•	Compared with $72.4 million for the year ended December 31, 2010.

Expansion

•

iGATE Patni has invested $15 million into a new 260,000 sq. ft facility in Bangalore. With a capacity of seating more than 2,500 people, this building is the largest single phase delivery center equipped with state of the art energy and green sustenance features.

•

A large Capital outlay of $120 million has been approved to build a residential training facility in Pune along with a 5000 member capacity delivery center, campus expansion in Mumbai and another extra phase in Bangalore.

On the performance of the Company in 2011, Phaneesh Murthy, Chief Executive Officer, iGATE Patni, said, “Fiscal year 2011 was a milestone year for iGATE Patni, with the combined entity ending the year with revenue run rate in excess of $1 billion. I am particularly happy with the way our integration with Patni has been going smoothly and at an accelerated pace ensuring value protection to all stakeholders.”

On the outlook for 2012, Phaneesh Murthy said, “We are seeing that our differentiated outcomes-based business model is getting increased traction. I am also happy to report that it looks like almost all our top customers will be expanding work and programs with us.”

Sujit Sircar, Chief Financial Officer, iGATE Patni, said, “With the integration in place and benefits of a single combined entity beginning to take shape, we have made significant savings in terms of costs during the year, to the extent of approximately $32 million. The depreciation of the rupee also had a positive impact of approximately a 3% on the Company’s profitability in the fourth quarter. The rupee volatility is a concern in the longer run; however, in 2012 we will continue to sustain the benefits of our successful integration.”

Fourth Quarter and Fiscal Year 2011 Operating Results

Results for the fourth quarter and full fiscal year of both 2011 and 2010, on both GAAP and non-GAAP basis, are provided in the table below.

	Q4 FY11	Q4 FY10	Y/Y	FY11	FY10	Y/Y
Net revenue ($Millions)	267.7	81.0	230%	779.6	280.6	178%
Operating margin ($Millions)	51.5	15.4	234%	105.9	53.0	100%
GAAP net income ($Millions)	15.3	14.7	4%	51.5	51.8	(1%)
GAAP diluted EPS ($)	0.11	0.25	(56%)	0.38	0.90	(57%)
Non-GAAP net income ($Millions)	20.1	19.9	1%	67.0	62.2	8%
Non-GAAP diluted EPS ($)	0.27	0.34	(21%)	0.89	1.08	(18%)

Key New Customers and Projects during the Fourth Quarter

•

A North America-based Fortune 1000 communications company chose iGATE Patni improving and providing a unified customer experience across its business units while at the same time standardizing and optimizing workforce management practices to achieve best in industry cost and efficiency. iGATE Patni will leverage its experience in executive dashboards and data analytics to provide an enterprise-wide view of its customer service performance.

•

A North America based financial services firm selected iGATE Patni to redesign its dealer portal thus impacting customer satisfaction and increase the ability to cross sell products. The firm’s current portal has an Advisor Center that helps creation of new accounts, allows Financial Advisors to manage their Client’s Portfolios and generate different Reports. iGATE Patni will develop a new intuitive and self service portal that will provide better user experience to Financial Advisors, Broker dealers and Investment advisors along with faster turnover on key functions.

•

An Indian state-owned Fortune 1000 company that is in the oil and gas sector chose iGATE Patni for its software development needs as the first “Unique Identification Authority of India (UIDAI)” opportunity in India.

•

A leading American Wealth Management firm chose iGATE Patni for a Process Consulting engagement. As part of the engagement, iGATE Patni, through a combination of Six Sigma and other proprietary methodologies, will identify opportunities to reduce the operating expenses of the client.

•

One of the largest and most diversified groups in the Middle East region operating in various sectors that includes Automobiles, Industrial Trading, Media, Retail, engaged iGATE Patni in an enterprise cost optimization initiative and provide Business Intelligence solutions across the Gulf Conglomerate’s breadth of businesses. As part of the deal, iGATE Patni will replace different bespoke systems that were developed originally to meet the needs of individual organizations and implement an Oracle ERP on a single platform.

•

A North America-based Fortune 1000 company that conducts business in the areas of diversified industrial manufacturing has signed a product engineering deal with iGATE Patni pursuant to which the Company will be responsible for developing a new generation of residential locks for the client that will enable newer ways of ensuring security and safety to households.

•

A major operator of marine ports in the Middle East has chosen iGATE Patni for its port function decentralization effort. The project involves providing documentation on current architecture of the system as well the proposed system design, to be followed for the de-centralization.

Awards and Recognitions

•	iGATE Corporation Wins “Golden Peacock” Global Award (Americas) for Excellence in Corporate Governance

•	iGATE Patni’s IT and Business Enabling functions in Bangalore were successfully appraised and rated at People CMM® maturity level 5.

•	Phaneesh Murthy received Enterprise Asia’s “Outstanding Entrepreneurship” Award for 2011.

•	iGATE Patni’s Employee Engagement initiative, “Thank God It’s Monday,” entered the Limca Book of Records for running a corporate music show every Monday for five consecutive years.

Conference Call and Webcast

The Company has scheduled its Earnings Conference Call on Wednesday, January 25, 2012 to discuss the results of its fourth quarter ended December 31, 2011. Senior management of the Company will discuss the Company’s financial performance for the quarter and answer participants’ questions during the call.

Time:	08:00-9:00 a.m. Eastern Standard Time / 05:00-06:00 a.m. Pacific Standard Time
Dial-in:	877-407-8037 (U.S.) 201-689-8037 (International)

The call will be webcast live on iGATE Patni’s website (www.igatepatni.com) and can be accessed by going to the Investor Relations page and selecting “Events.” Participants are requested to log in 10 minutes prior to the start of the webcast. The on-demand version of the webcast will be available on the Company’s website shortly after the call.

Investors, potential investors, shareholders and bond holders can access the telephonic replay by dialing 877-660-6853 (U.S.) or 201-612-7415 (international) and entering account number 293 and conference number 386227. The telephonic replay will be available until February 01, 2012.

About iGATE Patni

‘iGATE Patni’ is the common brand identity of two organizations — iGATE and Patni. With iGATE Corporation having acquired a majority stake in Patni Computer Systems Limited, the two companies, under the common brand iGATE Patni, provide full-spectrum consulting, technology and business process outsourcing, and product engineering services on a Business Outcomes-based model. Armed with over three decades of IT Services experience and powered by the iTOPS (Integrated Technology and Operations) platform, iGATE Patni’s multi-location global organization with a talent pool of over 26,000 people, consistently delivers effective solutions to over 360 Fortune 1000 clients spanning across verticals like: banking and financial services; insurance and healthcare; life sciences; manufacturing, retail, distribution and logistics; media, entertainment leisure and travel; communication, energy and utilities; public sector; and independent software vendors. Visit www.igatepatni.com.

iGATE Corporation is listed on NASDAQ (IGTE), and Patni Computer Systems Limited is listed on the Bombay Stock Exchange (532517), the National Stock Exchange of India (PATNI) and the New York Stock Exchange (PTI).

Use of non-GAAP Financial Measures

This press release contains non-GAAP financial measures as defined by the Securities and Exchange Commission. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with, generally accepted accounting principles in the United States and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Reconciliations of these non-GAAP measures to their comparable GAAP measures are included in the attached financial tables.

iGATE believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with iGATE’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate iGATE’s results of operations in conjunction with the corresponding GAAP measures. These non-GAAP measures should be considered supplemental in nature and should not be considered in isolation or be construed as being more important than comparable GAAP measures.

iGATE believes that providing Adjusted EBITDA and non-GAAP net income and non-GAAP diluted earnings per share in addition to the related GAAP measures provides investors with greater transparency to the information used by iGATE’s management in its financial and operational decision-making. These non-GAAP measures are also used by management in connection with iGATE’s performance compensation programs.

More specifically, the non-GAAP financial measures contained herein exclude the following items:

•

Amortization of intangible assets: Intangible assets comprise value of customer relationships from the recent Patni acquisition and the previous delisting of iGATE’s Indian subsidiary. iGATE incurs charges relating to the amortization of these intangibles. These charges are included in iGATE’s GAAP presentation of earnings from operations, operating margin, net income and diluted earnings per share. iGATE excludes these charges for purposes of calculating these non-GAAP measures.

•

Stock-based compensation: Although stock-based compensation is an important aspect of the compensation of iGATE’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may not reflect the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond our control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of our core business.

•

Acquisition expenses: iGATE incurs costs related to its acquisitions, which are inconsistent in amount and frequency and are significantly impacted by the timing and nature of iGATE’s acquisitions. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

•

Forex gain: The Company entered into forward foreign exchange contracts to mitigate the risk of changes in foreign exchange rates on payments related to the acquisition of Patni. We also recognized favorable foreign currency gain on re-measurement of escrow account balance maintained for facilitating payments related to Patni acquisition. iGATE believes that eliminating the non-capitalized items for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current performance and comparisons to its past performance.

•	Severance Cost: As a result of the acquisition of Patni, iGATE incurred severance costs in connection with the termination of the services of some of Patni’s employees.

•

Delisting expenses: iGATE is voluntarily delisting the equity shares of its majority owned subsidiary, Patni from the National Stock Exchange of India Limited and the Bombay Stock Exchange Limited and the American Depository Shares from the New York Stock Exchange. Delisting is an infrequent activity and expenses incurred in connection therein are inconsistent in amount and are significantly impacted by the timing and nature of the delisting. iGATE believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of iGATE’s current operating performance and comparisons to its past operating performance.

From time to time in the future, there may be other items that iGATE may exclude in presenting its financial results.

Forward-Looking Statements

Statements contained in this press release regarding the benefits of the Patni acquisition, the business outlook, the demand for the products and services, and all other statements in this release other than recitation of historical facts are forward-looking statements. Words such as “expect”, “potential”, “believes”, “anticipates”, “plans”, “intends” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in the press release include, without limitation, forecasts of market growth, future revenues, future expectations concerning growth of business, cost competitiveness and expansion of global reach following the acquisition, and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: difficulties encountered in integrating business; whether certain market segments grow as anticipated; the competitive environment in the information technology services industry and competitive responses to our acquisition of Patni; and whether the companies can successfully provide services/products and the degree to which these gain market acceptance. Furthermore, in connection with the Patni acquisition, the Company has borrowed significant amounts, including through the issuance of high yield notes, and will have to use a significant portion of its cash flows to service such indebtedness, as a result of which the Company might not have sufficient funds to operate its businesses in the manner it intends or has operated in the past. Additional risks relating to the Company are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as well as the Company’s other reports filed with the Securities and Exchange Commission and risks related to the business of Patni as set forth in Patni’s Annual Report in Form 20-F for the fiscal year ended December 31, 2010. Actual results may differ materially from those contained in the forward-looking statements in this press release. Any forward-looking statements are based on information currently available to the Company and it assumes no obligation to update these statements as circumstances change. This document does not constitute an offer to purchase or to sell securities in any jurisdiction.

Media Contact	Investor Contact
Prabhanjan Deshpande “PD”	Araceli Roiz
+91 80 4104 5006	+1 510 896 3007
PD@igatepatni.com	araceli.roiz@igatepatni.com

iGATE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except per share data)

	December 31, 2011	December 31, 2010
	(unaudited)	(audited)
ASSETS
Current assets:
Cash and cash equivalents	$75,440	$67,924
Short-term investments	354,528	71,915
Accounts receivable, net	172,711	37,946
Unbilled revenues	45,223	13,893
Prepaid expenses and other current assets	18,752	5,380
Foreign exchange derivative contracts	—	794
Deferred tax assets	20,574	5,422
Prepaid income taxes	8,341	—
Receivable from Mastech Holdings Inc.	187	140

Total current assets	695,756	203,414
Investment in affiliate	584	—
Deposits and other assets	67,940	5,443
Property and equipment, net	175,672	52,950
Lease hold Land	53,917	—
Prepaid income taxes	18,481	—
Deferred tax assets	30,456	10,117
Goodwill	511,060	31,741
Intangible assets, net	160,706	1,378

Total assets	$1,714,572	$305,043

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,857	$3,291
Accrued payroll and related costs	71,913	19,709
Accrued income taxes	3,993	715
Line of credit	57,000	—
Other accrued liabilities	89,294	31,354
Foreign exchange derivative contracts	1,669	—
Deferred revenue	21,631	667

Total current liabilities	253,357	55,736
Other long-term liabilities	4,610	1,251
Accrued income taxes	17,672	—
Foreign exchange derivative contracts	6,739	—
Deferred tax liabilities	58,992	—
Senior Notes	770,000	—

Total liabilities	1,111,370	56,987

Series B Preferred stock, without par value	349,023	—

Shareholders’ equity:
Common Stock, par value $0.01 per share	577	572
Additional paid-in capital	201,281	188,389
Retained earnings	104,493	75,474
Common stock in treasury, at cost	(14,714)	(14,714)
Accumulated other comprehensive loss	(257,920)	(1,665)

Total iGATE Corporation shareholders’ equity	33,717	248,056
Non controlling interest	220,462	—

Total shareholders’ equity	254,179	248,056

Total liabilities and shareholders’ equity	$1,714,572	$305,043

iGATE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Amounts in thousands)

	Three Months ended December 31,		Year ended, December 31,
	2011	2010	2011*	2010
	(unaudited)	(unaudited)	(unaudited)	(audited)
Revenues	$267,707	$81,013	$779,646	$280,597
Cost of revenues (exclusive of depreciation and amortization)	159,941	46,460	483,504	167,906

Gross margin	107,766	34,553	296,142	112,691
Selling, general and administrative expense	42,582	16,765	151,497	50,669
Depreciation and amortization	13,703	2,415	38,735	9,014

Income from operations	51,481	15,373	105,910	53,008
Other (expenses) income, net	(14,151)	1,917	(21,638)	4,686

Income before income taxes	37,330	17,290	84,272	57,694
Income tax expense	16,904	2,568	24,218	5,939

Net income before noncontrolling interest	20,426	14,722	60,054	51,755
Noncontrolling interest	5,149	—	8,586	—

Net income attributable to iGATE Corporation	15,277	14,722	51,468	51,755
Accretion to Preferred Stock	88	—	302	—
Preferred dividend	7,016	—	22,147	—

Net income attributable to iGATE Corporation common shareholders	$8,173	$14,722	$29,019	$51,755

*	Includes Patni revenues since May 16, 2011.

iGATE CORPORATION

Earnings Per Share

(Amounts in thousands, except per share data)

			Three Months Ended December 31				Year ended December 31
PARTICULARS			2011 (unaudited)		2010 (unaudited)		2011** (unaudited)		2010 (audited)
Net income attributable to iGATE common shareholders			$8,173		$14,722		$29,019		$51,755
Add: Dividends on Series B Preferred Stock			7,016		—		22,147		—

			15,189		14,722		51,166		51,755
Less: Dividends paid on
Common Stock	[A]		$—		$8,433		$—		$14,509
Unvested restricted stock	[B]		—		43		—		103
Participating preferred stock	[C]	7,016	7,016	—	8,476	22,147	22,147	—	14,612

Undistributed Income			$8,173		$6,246		$29,019		$37,143

Allocation of Undistributed Income
Common stock	[D]		6,240		6,215		22,157		36,878
Unvested restricted stock	[E]		24		31		84		265
Participating preferred stock	[F]		1,909		—		6,778		—

			$8,173		$6,246		$29,019		$37,143

Shares outstanding for allocation of undistributed income:
Common stock			56,706		56,227		56,706		56,227
Unvested restricted stock			214		280		214		280
Participating preferred stock			17,347		—		17,347		—

			74,267		56,507		74,267		56,507

Weighted average shares outstanding:
Common stock	[G]		56,671		56,141		56,523		55,656
Unvested restricted stock	[H]		213		294		217		399
Participating preferred stock	[I]		17,347		—		17,347		—

			74,231		56,435		74,087		56,055

Weighted average common stock outstanding			56,671		56,141		56,523		55,656
Dilutive effect of stock options and restricted shares outstanding			1,390		1,716		1,420		1,738

Dilutive weighted average shares outstanding	[J]		58,061		57,857		57,943		57,394

Distributed earnings per share:
Common stock	[K=A/G]		$—		$0.15		$—		$0.26
Unvested restricted stock	[L=B/H]		$—		$0.15		$—		$0.26
Participating preferred stock	[M=C/I]		$0.40		$—		$1.28		$—
Undistributed earnings per share:
Common stock	[N=D/G]		$0.11		$0.11		$0.39		$0.66
Unvested restricted stock	[O=E/H]		$0.11		$0.11		$0.39		$0.66
Participating preferred stock	[P=F/I]		$0.11		$—		$0.39		$—
Basic earnings per share from operations
Common Stock	[K+N]		$0.11		$0.26		$0.39		$0.92
Unvested restricted stock	[L+O]		$0.11		$0.26		$0.39		$0.92
Participating preferred stock	[M+P]		$0.51		$—		$1.67		$—
Diluted earnings per share from operations	[(A+B+D+E)]/J		$0.11		$0.25		$0.38		$0.90

**	Includes Patni balances since May 16, 2011

The number of outstanding participative convertible preferred stock for which the earnings per share exceeded the earnings per share of common stock aggregated to 17.3 million shares for the three and twelve months ended Dec 31, 2011. These shares were excluded from the computation of diluted earnings per share as they were anti-dilutive.

iGATE CORPORATION

Reconciliation of Net income, net of tax, to Adjusted EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months ended December 31		Year ended December 31
	2011	2010	2011*	2010
Net income attributable to iGATE Corporation	$15,277	$14,722	$51,468	$51,755
Adjustments
Depreciation and amortization	13,703	2,415	38,735	9,014
Interest expenses	17,774	28	50,608	108
Income tax expense	16,904	2,568	24,218	5,939
Noncontrolling interest	5,149	—	8,586	—
Other income, net	(7,393)	(1,169)	(15,894)	(5,171)
Foreign exchange (gain)/loss	3,770	(776)	(13,076)	377
Stock Based Compensation	1,869	1,829	10,737	6,651
Acquisition expenses	—	3,749	10,914	3,749
Delisting expenses	997	—	997	—
Severance expenses	—	—	6,164	—

Adjusted EBITDA (a non-GAAP measure)	$68,050	$23,366	$173,457	$72,422

*	Includes Patni Balances since May 16, 2011

The company presents the non-GAAP financial measure adjusted EBITDA because, management uses this measure to monitor and evaluate the performance of the business and believes the presentation of this measure will enhance the investors’ ability to analyze trends in the business and evaluate the Company’s underlying performance relative to other companies in the industry.

Non-GAAP Disclosure of Adjusted EBITDA

We present Adjusted EBITDA as a supplemental measure of our performance. We define Adjusted EBITDA as net income attributable to iGATE Corporation plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, minus (iv) other income, net plus (v) foreign exchange loss, (v) stock based compensation (vi) acquisition expenses (vii) severance expenses and (viii) delisting expenses. We eliminated the impact of the above as we do not consider them as indicative of our ongoing operating performance. These adjustments are itemized below. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same as or similar to some of the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

We present Adjusted EBITDA because we believe it assists investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: [(i) as a factor in evaluating management’s performance when determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit agreement and our indenture use measures similar to Adjusted EBITDA to measure our compliance with certain covenants.

Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•

Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debts; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period; Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and other companies in our industry may calculate adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

iGATE CORPORATION

Reconciliation of Selected GAAP measures to Non-GAAP measures

(Amounts in thousands, except per share data)

(Unaudited)

	Three Months ended December 31			Year ended, December 31
	2011		2010	2011**		2010
Net income attributable to iGATE Corporation	$15,277		$14,722	$51,468		$51,755
Adjustments
Amortization of Intangible assets, net of taxes	2,551		197	6,191		774
Share Based Compensation, net of taxes	1,804		1,720	8,530		6,437
Acquisition expenses	—		3,213	10,914		3,213
Delisting expenses	997		—	997		—
Forex gain on acquisition hedging and other remeasurement, net of taxes	(724)		—	(15,975)		—
Severance cost, net of taxes	222		—	4,897		—

Non-GAAP Net income	$20,127		$19,852	$67,022		$62,179

Basic earnings per share from operations
GAAP	$0.11		$0.26	$0.39		$0.92
Non-GAAP	$0.27		$0.35	$0.90		$1.11
Diluted earnings per share from operations
GAAP	$0.11		$0.25	$0.38		$0.90
Non-GAAP	$0.27		$0.34	$0.89		$1.08
Weighted average shares outstanding, Basic	74,231	*	56,439	74,087	*	56,055

Weighted average dilutive common equivalent shares outstanding	75,408	*	57,857	75,290	*	57,394

*	Includes assumed conversion of 17.3 million shares of Series B Preferred Stock as of January 1, 2011.
**	Includes Patni balances since May 16, 2011